UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒        Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

ExlService Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts!
EXLSERVICE HOLDINGS, INC.
2025 Annual Meeting
Vote by June 16, 2025 11:59 PM ET
EXLSERVICE HOLDINGS, INC. 320 PARK AVENUE, 29TH FLOOR NEW YORK, NY 10022
V74383-P30797
You invested in EXLSERVICE HOLDINGS, INC. and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 17, 2025.
Get informed before you vote
View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 3, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.
For complete information and to vote, visit www.ProxyVote.com Control #
Smartphone users
Point your camera here and vote without entering a control number
Vote Virtually at the Meeting*
June 17, 2025 8:30 AM ET
Virtually at: www.virtualshareholdermeeting.com/EXLS2025
*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com
THIS IS NOT A VOTABLE BALLOT
This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.
Board
Voting Items
Recommends
1. Election of Directors Nominees: 1a. Rohit Kapoor For 1b. Vikram Pandit For 1c. Thomas Bartlett For 1d. Andreas Fibig For 1e. Kristy Pipes For 1f. Nitin Sahney For 1g. Sarah K. Williamson For 2. The ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the For Company for fiscal year 2025. 3. The approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company. For 4. The approval of the ExlService Holdings, Inc. 2025 Omnibus Incentive Plan. For
NOTE: Should a director nominee be unable to serve as a director, an event that ExlService Holdings, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for a substitute nominee designated by the board of directors.
The proxies, in their discretion, are further authorized to vote on any matter which the board of directors did not know would be presented at the 2025 Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and on other matters which may properly come before the 2025 Annual Meeting of Stockholders and at any adjournments or postponements thereof.